EXHIBIT (h)(25)

FORM OF AMENDED AND RESTATED

SCHEDULE A

TO THE

CO-ADMINISTRATION AGREEMENT

BY AND BETWEEN

NORTHERN INSTITUTIONAL FUNDS,

NORTHERN TRUST INVESTMENTS, N.A.

AND

PNC GLOBAL INVESTMENT SERVICING (U.S.) INC.

(FORMERLY NAMED PFPC INC.)

DATED

Intending to be legally bound, the undersigned hereby amend and restate Schedule A to the aforesaid Agreement to include the following investment portfolios:

Bond Portfolio	Large Cap Index Portfolio
Core Bond Portfolio	Liquid Assets Portfolio
Diversified Assets Portfolio	Mid Cap Growth Portfolio
Diversified Growth Portfolio	Municipal Portfolio
Equity Index Portfolio	Prime Obligations Portfolio
Focused Growth Portfolio	Short Bond Portfolio
Global Tactical Asset Allocation Portfolio	Small Company Growth Portfolio
(formerly, the Balanced Portfolio)	Small Company Index Portfolio
Government Portfolio	Tax-Exempt Portfolio
Government Select Portfolio	Treasury Portfolio
Intermediate Bond Portfolio	U.S. Government Securities Portfolio
International Equity Index Portfolio	U.S. Treasury Index Portfolio
International Growth Portfolio

All signatures need not appear on the same copy of this Amended and Restated Schedule A.

NORTHERN INSTITUTIONAL FUNDS	NORTHERN TRUST INVESMENTS, N.A.

By:	By:
Title:	Title:
Date:	Date:

PNC GLOBAL INVESTMENT SERVICING (U.S.) INC.

By:
Title:
Date: